Exhibit 10.9

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 27th day of January, 2016, by and between SILICON VALLEY BANK (“Bank”) and OUTBRAIN INC., a Delaware corporation (“Borrower”) whose address is 39 West 13th Street, 3rd Floor, New York, New York 10011.

Recitals

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 15, 2014, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 20, 2014 (as amended, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank and Borrower have also entered into that certain Mezzanine Loan and Security Agreement dated as of November 20, 2014 (as amended, and as the same may from time to time be further amended, modified, supplemented or restated, the “Mezzanine Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to (i) amend the definition of Streamline Period, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore,in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1           Section 6.8(a) (Operating Accounts). Section 6.8(a) is amended in its entirety and replaced with the following:

“(a)           Maintain all of its and all of its Subsidiaries’ depository, operating and securities/investments accounts with Bank and/or Bank’s Affiliates with the exception of (i) the Offshore Accounts and (ii) Outbrain UK may maintain up to seven (7) multi-currency accounts at HSBC Bank (the “HSBC Accounts”), and the aggregate value in such HSBC Accounts shall not exceed (x) Two Million Seven Hundred Fifty Thousand Euros (€2,750,000), (y) One Million Seven Hundred Fifty Thousand British Pounds Sterling (£1,750,000), and (z) Seven Hundred Fifty Thousand Dollars ($750,000), provided, that if any such HSBC Account contains assets in excess of such thresholds for five (5) or more consecutive Business Days, Borrower shall cause Outbrain UK to transfer any such excess to an account of Outbrain UK maintained at Bank or Bank’s Affiliates.”

2.2           Section 13 (Definitions). The following new terms and their respective definitions are inserted into Section 13.1, each in the appropriate alphabetical order:

“HSBC Accounts” is defined in Section 6.8(a).

“Outbrain UK” means Outbrain UK Ltd., a company organized under the laws of England and Wales, and a wholly-owned Subsidiary of Borrower.

“Second Amendment Effective Date” is January 27, 2016.

“Uncapped Availability Ratio” is the result of (a) the Borrowing Base, divided by (b) the aggregate amount of all Obligations, including, without limitation, the aggregate amount of all outstanding Letters of Credit, but excluding all Obligations under the Mezzanine Loan Agreement.

2.3           Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year but excluding (i) intercompany payables, (ii) statutory severance required in Israel and (iii) the Obligations under the Mezzanine Loan Agreement.

“Streamline Period” is, on and after the Second Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding calendar month, maintained either (i) an Adjusted Quick Ratio of greater than 1.10 to 1.00 or (ii) an Uncapped Availability Ratio greater than 1.50 to 1.00, in each case as determined by Bank in its reasonable discretion (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) calendar month, as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.

2.4            Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.            Limitation of Amendments.

3.1           The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2            This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1            Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2              Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except that the Certificate of Incorporation was amended and restated pursuant to the Amended and Restated Certificate of Incorporation dated February 11, 2015;

4.4              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of November 20, 2014 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, except to the extent amended as set forth on Schedule 1 attached hereto, and (b) shall remain in full force and effect.

6.            Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate with this Amendment dated as of the Second Amendment Effective Date (the “Updated Perfection Certificate”) which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of November 20, 2014. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

7.            No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.           Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of the Updated Perfection Certificate, in form and substance reasonably acceptable to Bank, duly executed by Borrower, (c) Bank’s receipt of that certain Consent Agreement, in form and substance reasonably acceptable to Bank, duly executed by Borrower, (d) Bank’s receipt of a First Supplement to Intellectual Property Security Agreement, in form and substance reasonably acceptable to Bank, duly executed by Borrower, and (e) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		OUTBRAIN INC.

By:	/s/ Claudia Canales	By:	/s/ Barry Schofield
Name:	Claudia Canales	Name:	Barry Schofield
Title:	Director	Title:	VP, Corporate Finance & Treasurer

Schedule 1

Updates to Intellectual Property Security Agreement

Title	Application Number(s)	Filing Date	Patent Number(s)
Content Title User Engagement Optimization	U.S. Appl. No. 14/529,667 (26136-43)	10/31/2014	N/A
Display Screen or Portion thereof with Graphical User Interface	N/A	3/31/2015	US Design Patents D743,431 D743,989 D743,990 D743,991 D744,517 D745,032 D745,033 D745,034 D745,035.
Display Screen or Portion Thereof with Graphical User Interface	29/541,937 (26136-56)
29/541,940 (26136-57)
29/541,942 (26136-58)
29/541,943 (26136-59)
29/541,946 (26136-60)
29/541,961 (26136-61)
29/541,950 (26136-62)
29/541,951 (26136-63)
29/541,953 (26136-64)
29/541,956 (26136-65)
29/541,957 (26136-66)
29/541,960 (26136-67)
29/541,967 (26136-68)
29/541,968 (26136-69)
29/541,979 (26136-70)
29/541,981 (26136-71)
29/541,984 (26136-72)
	29/541,991 (26136-73)	10/9/2015	N/A
Inappropriate Content Filtering	U.S. Appl. No. 14/885,595 (26136-55)	10/16/2015	N/A
Computer-implemented Method and System for Assigning Yield and Revenue Values to Web Page Content in Real Time	U.S. Appl. No. 14/737,280	6/11/2015	N/A
Mobile Device Screen or Portion Thereof with a Graphical User Interface	29/548,888 (26136-74) 29/548,904 (26136-75) 29/548,907 (26136-76) 29/548,938 (26136-77) 29/548,945 (26136-78) 29/548,952 (26136-79)	12/17/2015	N/A
Electronic Device Display or Portion Thereof with a Graphical User Interface	29/550,819 (26136-80)	1/7/2016	N/A
Provisioning Personalized Content Recommendations	14/657,457 (26136-45)	3/13/15	N/A

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ___________________
FROM:	OUTBRAIN INC.

The undersigned, in his or her capacity as authorized officer of Outbrain Inc. (“Borrower”) and not in her or her individual capacity certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Borrower is in complete compliance for the period ending__________________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Transaction Reports	Monthly within 30 days and each request for an Advance	Yes No
Projections	FYE within 30 days	Yes No
409A Report	As completed, but at least annually	Yes No
Capitalization Table	As updated, but at least annually	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None).

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	1.00:1.00	_____:1.0	Yes No

Performance Pricing		Applies

Adjusted Quick Ratio > 1.10:1.00 or Uncapped Availability Ratio > 1.50:1.00	Prime + 0.25%	Yes No
Adjusted Quick Ratio ≤ 1.10:1.00 and Uncapped Availability Ratio ≤ 1.50:1.00	Prime + 0.75%	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OUTBRAIN INC.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes      No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.             Adjusted Quick Ratio (Section 6.9(a))

Required:             1.00:1.00

Actual:

A.	Aggregate value of Borrower’s consolidated, unrestricted cash	$

B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$

C.	Quick Assets (the sum of lines A and B)	$

D.	Aggregate value of all Obligations of Borrower to Bank	$

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that matures within one (1) year but excluding (i) intercompany payables, (ii) statutory severance required in Israel and (iii) Obligations under the Mezzanine Loan Agreement	$	______

F.	Current Liabilities (the sum of lines D and E)	$

G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$	______

H.	Line F minus G	$

I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.00:1:00?

No, not in compliance	Yes, in compliance

II.            Performance Pricing (Adjusted Quick Ratio or Uncapped Availability Ratio)

Was the Adjusted Quick Ratio set forth in line I above greater than 1.10:1:00 for each consecutive day in the immediately preceding calendar month?

No, not in Streamline Period	Yes, in Streamline Period

Uncapped Availability Ratio:

A.	Borrowing Base	$

B.	Aggregate value of all Obligations of Borrower to Bank including the amount of all outstanding Letters of Credit, but excluding all Obligations under the Mezzanine Loan Agreement	$	______

C.	Uncapped Availability Ratio (line A divided by line B)

Was the Uncapped Availability Ratio set forth in line C above greater than 1.50:1:00 for each consecutive day in the immediately preceding calendar month?

______ No, not in Streamline Period	______ Yes, in Streamline Period